EXHIBIT 99.1

Roomlinx Announces Results of Annual Meeting

Roomlinx Also in Discussions With Market Maker to Begin Process of Re-Listing on the OTC BB

DENVER, CO--(Marketwire - March 10, 2009) - Roomlinx, Inc. (PINKSHEETS: RMLX), the hospitality in-room expert providing Internet-based Media, Entertainment and Business Solutions, today announced that at its annual meeting of stockholders held earlier today at its headquarters in Denver, Colorado, all of its current members of the board of directors were re-elected to serve for an additional one-year term.

The Board members are:

Michael S. Wasik of Superior, CO, CEO of Roomlinx, Inc.

Judson Just of Downers Grove, IL, Portfolio Manager for Peak 6 Investments

Christopher Blisard of Littleton, CO, COO of Circadence, Inc.

The amendment to the Company's Long Term Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder from 25,000,000 to 120,000,000 has been approved;

The amendment and restatement of the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 245,000,000 to 1,500,000,000 has been approved;

The amendment of the Company's Articles of Incorporation effecting a 1-for-200 reverse stock split of the Company's stock has NOT been approved;

And the appointment of Stark Winter Schenkein & Co LLP as independent auditors of the Company for the fiscal year ending December 31, 2008 has been ratified.

"The authorization of the additional shares will allow us to convert the Series C Preferred stock into Common Stock eliminating the 6% dividend payment on the $2.5MM investment completed last year," said Michael Wasik CEO. "The Board is pleased with this conversion as it decreases expenses and enhances profitability. This is important as we begin the installation of the Grand Bohemian Hotel in Asheville, NC this month; the first Kessler Collection property to be installed."

In 2008 Roomlinx signed an agreement to be the provider of In-room entertainment and high-speed Internet access services for the Kessler Collection. Kessler owns and manages multiple luxury boutique hotels throughout North America. (www.kesslercollection.com)

The Company is also moving forward aggressively to re-list on the OTC bulletin board as soon as possible as it is in discussions with a market maker.

About Roomlinx

Roomlinx is the hospitality in-room expert providing in-room Media, Entertainment and Business solutions designed to increase revenues and brand loyalty for hotels, resorts, and timeshare properties, utilizing premium content and applications demanded by today's traveler. For more information, visit www.roomlinx.com.

Safe Harbor Cautionary Statement

Certain statements in this news release, including statements that we "believe," "expect," "intend," "plan" or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans, new products and services and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: the company's successful implementation of the new products and services, demand for the new products and services, the company's ability to successfully compete against competitors offering similar products and services, general economic and business conditions; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company's Securities and Exchange Commission filings available at http://www.sec.gov, which you should carefully review. Roomlinx does not assume any obligation to update or revise any forward-looking statements, whether as the result of new developments or otherwise.

Contact:
Kelly Frey
kfrey@roomlinx.com